Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE GNS GROUP INC.
(Name of small business issuer in its charter)

Washington	5021
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)

______________________

THE GNS GROUP INC.	James W. Young
4017 Colby Avenue	13916 Cascadian Way
Everett, Washington 98201	Everett, WA 98208
(866) 376-9975	425-367-4668
(Address and telephone number of registrant's	(Name, address and telephone
executive office)	number of agent for service)

______________________

Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-accelerated Filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price Per	Aggregate	Registration Fee
Registered	Registered	Share	Offering Price	[1]
Common Stock:	2,791,000	$0.10	$279,100	$10.97

[1 ]	Estimated solely for purposes of calculating the registration fee under Rule 457.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

     THE GNS GROUP INC.
2,791,000 Shares of Common Stock

     We are registering for sale by selling shareholders, 2,791,000 shares of common stock. We will not receive any proceeds from the shares sold by the selling shareholders. 406,000 of the foregoing shares are owned by our officers and directors.

     The sales price to the public is fixed at $0.10 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the Financial Industry Regulatory Authority. Currently we are not listed for trading on any national securities exchange or the NASDAQ Stock Market. If our common stock becomes quoted on the Bulletin Board, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

     Our shares of common stock are not traded anywhere.

     Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this prospectus is _________________________.

SUMMARY OF OUR OFFERING

Our business

     We are a start-up stage company. We are a company without revenues or operations, we have minimal assets and have incurred losses since inception. We are engaged in the business of selling furniture manufactured by Intermetal Ltd. for use at banquets, conferences, restaurants, cafes, outdoors and pool sides, and education facilities.

     Our principal executive offices are located at 4017 Colby Avenue, Everett, Washington 98201 Our mailing address is the same. Our telephone number is (866) 376-9975. Our fiscal year end is December 31.

The offering

     Following is a brief summary of this offering:

Securities being offered by selling	2,791,000 shares of common stock
shareholders
Offering price per share	$0.10
Net proceeds to us	none

Number of shares outstanding before	11,637,000
the offering
Number of shares outstanding after the	11,637,000
offering if all of the shares are sold

Summary financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of	As of	As of
	March 31, 2008	December 31, 2007	December 31, 2006
	(Unaudited)	(Audited)	(Audited)
Balance Sheets
Total Assets	$51,134	$12,950	$0
Total Liabilities	$192,734	$198,550	$56,988
Stockholders Equity - (Deficit)	$(141,600)	$(185,600)	$(56,988)

			Period from
			Inception
	Three months ended	Year ended	July 6, 2006 to
	March 31, 2008	December 31, 2007	December 31, 2006
	(Unaudited)	(Audited)	(Audited)
Statements of Operations
Revenue	$54,149	$68,030	$0
Total Expenses	$70,149	$432,399	$95,853
Net Income - (Loss)	$(16,000)	$(364,369)	$(95,853)

RISK FACTORS

     Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with THE GNS GROUP INC.:

     1. We have a very limited operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

     We were incorporated in the State of Washington and we have just started our proposed business operations. We have a limited operating history upon which an evaluation of our future success or failure can be made. To achieve and maintain profitability and positive cash flow we are dependent upon:

*	our ability to generate revenues; and
*	our ability to generate a profit.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with hiring additional client service representatives to start our business. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

     2. Because we are small and do not have much capital, we may have to limit our initial business activities which may result in a loss of your investment.

     Because we are small and do not have much capital, we must limit our activities. As such we may not be able to compete with large entities that sell furniture to the public. In the event we are unable to attract customers to our services, we will not generate revenues or profits. If that occurs, you will lose your investment.

     3. We operate in a highly competitive industry and we cannot guarantee that we will ever achieve any level of success in competing for clients with other companies that sell furniture to the public.

     Sale of furniture is very competitive. We are at a competitive disadvantage in attracting clients due to our relatively small size and the somewhat limited scope of our services. In addition, there is not a significant barrier to entry by competitors. Our competitors are larger and more diversified than we are and have greater financial resources. We cannot predict the degree of success, if any, with which we will meet competition in the future.

     4. We may need additional capital which we may not be able to obtain on acceptable terms.  Any inability to raise additional capital when needed could adversely affect our ability to grow our company.

     Our future capital requirements depend on a number of factors, including our ability to grow, our net sales, and the management of our business. If we are to substantially grow, it is likely we will need to raise additional capital, possibly through the issuance of long-term or short-term indebtedness or the issuance of equity securities in private placement transactions. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our existing shareholders will be reduced and those shareholders will experience dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. We cannot assure you that acceptable financing can be obtained on suitable terms, if at all.

Risks associated with this offering:

     5. Because there is no public trading market for our common stock, you may not be able to resell your stock.

     There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

     6. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

     Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated there under which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock in this offering.  All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

DETERMINATION OF OFFERING PRICE

     The price of the shares has been determined by our officers and directors. They selected the $0.10 price for the sale of our shares of common stock. It was the price our shareholders paid for their shares. Currently there is no market for the shares and we wanted to give our shareholders the ability to sell their shares. If our shares are listed for trading on the Bulletin Board, the price of the shares will be established by the market.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

     Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

     There are 57 selling shareholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

     The sales price to the public is fixed at $0.10 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the Financial Industry Regulatory Authority or another exchange. There is, however, no assurance of when, if ever, the shares will become traded on the Bulletin Board or any other exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

     The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

     We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock, estimated to be $35,000.00. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;

     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

     There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met. There are no pre-existing contractual agreements for any person to purchase the shares.

     Of the 11,637,000 shares of common stock outstanding, 9,252,000 shares are owned by our officers and directors and may only be resold pursuant to a registration statement or in compliance with Rule 144 of the Securities Act of 1933. Our officers and directors are selling 406,000 shares in this public offering.

     We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Section 15(g) of the Exchange Act

     Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $10,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

     Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

     Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

     Rule 15g-9 requires broker/dealers to approve the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

     The application of the penny stock rules may affect your ability to resell your shares.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Plan of Operation

     We are a start-up corporation and have some revenues from our business operations.

     We are not going to buy or sell any plant or significant equipment during the next twelve months.

     We plan to continue to generate revenues through the sale of banquet, conference, restaurant, cafe, outdoor, pool side, and education furniture

Limited Operating History; Need for Additional Capital

     There is limited historical financial information about us upon which to base an evaluation of our performance. We have generated limited revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services.

     To become profitable and competitive, we have to attract customers and generate revenues. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

     Since inception, we have issued 11,637,000 shares of our common stock and received $301,972.

     In addition, we generated revenues of $68,030 in 2007 and $54,149 in the first quarter of 2008 as a result of the sale of furniture.

     As of March 31, 2008, our total assets were $51,134 and our total liabilities were $192,734 resulting in a working capital deficit of $141,600.

BUSINESS

General

     We were incorporated in the State of Washington on July 6, 2006. We maintain our statutory registered agent's office at 13916 Cascadian Way, Everett, Washington 98208, Our registered agent is James W. Young. Our business office is located at 4017 Colby Avenue, Everett, Washington 98201. Our mailing address is the same. Our telephone number is (866) 376-9975.

     We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change.

Products

     We offer a comprehensive supply of banquet, conference, restaurant, cafe, outdoor, pool side, and education furniture primarily directed at the hotels, conference centers, and educational facilities. A brief list of products we intend to offer is as follows:

  chairs

  tables

  podiums

  portable stages

  catering carts

  pool furniture

  desks

     These products are intended for use primarily by hotels and conference centers. We acquire all of our products from Intermetal Ltd., located in the United Arab Emirates. We are Intermetal Ltd.’s exclusive distributor in North America. They are our main supplier.

Website

     We maintain an easy-to-use website. The website is available 24 hours a day, seven days a week and will be reached from any location.

Customers

     We sell our products to the hospitality industry, hotels, resorts, conference centers, churches, and government institutions. We do not sell the public at large.

Customer Service

     We have a customer service department via phone and fax where consumers can place orders and resolve order and product questions. We insure consumer satisfaction.

Paying

     We offer our customers a full refund for any reason if the customer returns the purchased item within thirty days from the date of sale in the same condition it was sold to the customer. After thirty days, we will not refund any money to a customer.

     We will also accept payment by check from qualified customers, such as large hotels, convention centers, municipalities, universities and school districts. Other customers are required to pay us with certified funds.

Source of Products

     We purchase furniture directly from the manufacturer/supplier based upon orders we have already received from customers. A portion of the purchase price, between 60% and 70%, depending on the prices we negotiate with the manufacturer, is used to acquire the product from the manufacturer. Currently, our main supplier is Intermetal Ltd. The product will be shipped directly from the manufacturer to the customer, thereby eliminating the need for storage space or packaging facilities.

     We are presently negotiating with other suppliers of other types of furniture to promote their products on our website. In addition, we intend to locate and negotiate relationships with smaller, new manufacturers to offer their products on a more exclusive basis.

Revenue

     Revenues are generated from the direct sale of products to customers. We order products on behalf of our customers directly from Intermetal Ltd and other suppliers. The products are shipped directly to the customer. By handling transactions is this manner, we avoid having to carry any inventory that can be costly and become obsolete. We earn revenue based on the difference between our negotiated price for the product with the supplier and the price that the customer pays.

     We intend to develop and maintain a database of all customers and suppliers and their specific wants, needs and products.

Competition

     Our main competition is from the electronic commerce market. The market for information resources is more mature but also intensely competitive. We expect competition to continue to intensify in the future. Competitors include companies with substantial customer bases. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, support, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

     Gasser, MTS, Mighty Light, and Shelby Williams offer similar products. Upon initiating our website operations, we will be competing with the foregoing, in addition to non-Internet product sales.

     The furniture industry is fragmented and primarily nationalized. Our competitive position within the industry is negligible in light of the fact that we have limited operations. Older, well established distributors with records of success will attract qualified clients away from us. Since we have limited operations, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of price and services. We intend to be able to attract and retain customers by offering a breadth of product selection through our relationships with major manufacturers and on the cutting edge newcomers to the industry. We will offer attractive, competitive pricing and will be responsive to all our customers’ needs.

Marketing

     We market our products in the United States, Canada, Mexico, and the Caribbean Basin through traditional sources such as a website, trade magazines, conventions and conferences, newspapers advertising, billboards, telephone directories and flyers / mailers. We intend to target hotels, convention centers, universities and public school systems. We may utilize inbound links that connect directly to our website from other sites. Potential customers can simply click on these links to become connected to our website from search engines and community and affinity sites.

Insurance

     We carry full liability product insurance.

Employees; Identification of Certain Significant Employees

     We are a development stage company and currently have three employees comprised of our officers and directors and a national market director. We intend to hire additional employees on an as-needed basis.

Offices

     Our offices are located at 4017 Colby Avenue, Everett, Washington 98201. We lease this office space from the GNS Family Partnership, LLC, pursuant to written lease. The GNS Family Partnership LLC is owned by Antoine and Roula Jarjour. Antoine Jarjour is the managing partner. The term of our lease is from July 6, 2006 to July 5, 2009. The monthly rental is $4,000.00 per month.

Government Regulation

     We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. However, the Internet is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

     We are not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

     We are qualified to do business only in Washington. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

MANAGEMENT

Officers and Directors

     Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The name, address, age and position of our officers and directors are:

Name and Address	Age	Position(s)

Antoine Jarjour	53	President, Secretary and Director
4017 Colby Avenue
Everett, Washington 98201

Roula Jarjour	43	Secretary and Director
4017 Colby Avenue
Everett, Washington 98201

David Cuthbert	59	Vice President and Director
4017 Colby Avenue
Everett, Washington 98201

James Young	65	Treasurer, Principal Financial Officer and
4017 Colby Avenue		Director
Everett, Washington 98201

Richard Dagg	61	Director
4017 Colby Avenue
Everett, Washington 98201

Charles Carafoli	61	Director
4017 Colby Avenue
Everett, Washington 98201

Gaby Khoury	40	Director
4017 Colby Avenue
Everett, Washington 98201

     The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of officers and directors

Antoine Jarjour

     Since our inception, Antoine Jarjour has served as our president and a member of the board of directors. Since 1992, Mr. Jarjour has been the owner of Meary Inc. Seen on Screen located in Everett, Washington which promotes the sale of various products to the public. In 2005, Mr. Jarjour filed for protection under the Bankruptcy Act and in 2005 he was discharged from his debts in a Chapter 7 proceeding. In 2006, Mr. Jarjour was found guilty of violating RCW 82.08.050(2), Conversion of Collected Sales Tax. Mr. Jarjour is the husband of Roula Jarjour, our secretary and a member of the board of directors.

Roula Jarjour

     Since our inception, Roula Jarjour has been our secretary and a member of the board of directors. Since 2000, Ms. Jarjour has been the general manager of several retail stores in the Seattle area. In 2005, Ms. Jarjour filed for protection under the Bankruptcy Act and in 2005 he was discharged from his debts in a Chapter 7 proceeding. Ms. Jarjour is the wife of Antoine Jarjour, our president and a member of the board of directors.

David Cuthbert

     Since our inception, David Cuthbert has been our vice president and a member of the board of directors. Since 1991, Mr. Cuthbert has been the owner of Bellevue Trading Co. located in Bellevue, Washington. Bellevue Trading Co. imports and sells footware.

James Young

     Since our inception, James Young has been our treasurer, principal financial officer, principal accounting officer. For the past 38 years, Mr. Young has been a self employed accountant and tax preparer. Since March 3, 2003, Mr. Young has been a member of the board of directors of Perfect Health Care Inc. Perfect Health Care does not file reports with the SEC and its securities are not traded anywhere.

Richard Dagg

     Since our September 1, 2006, Richard Dagg has been a member of our board of directors. Since March 2002, Mr. Dagg has been self employed as a wholesale representative for home furnishings.

Charles Carafoli

     Since our inception, Charles Carafoli has been a member of our board of directors. Since June 1978, Mr. Carafoli has operated Mayflower Service Station located in Plymouth, MA. Mayflower Service Station is a gas station and convenience store.

Gaby Khouri

     Since January 2008, Gaby Khouri has been a member of our board of directors. Since February 2005, Mr. Khouri has been employed by Quantum Intellectual Property Services located in Bellevue, Washington. Quantum Intellectual Property Services is an engineering and intellectual property consultant. From June 2003 to February 2005, Mr. Khouri was employed by SemiConductor Insights Inc., which is located in Kanata, Ontario, Canada.

Conflicts of Interest

     We do not foresee any conflicts of interest. Further, we have no policies in place to resolve any future conflicts of interest.

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to compensation paid by us to our officers from inception on July 6, 2006 through December 31, 2007.

EXECUTIVE OFFICER COMPENSATION TABLE

						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Antoine Jarjour	2007	45,000	0	0	0	0	0	0	45,000
President, Principal	2006	0	0	0	0	0	0	0	0
Executive Officer	2005	0	0	0	0	0	0	0	0

David Cuthbert	2007	30,000	0	0	0	0	0	0	30,000
Vice President	2006	0	0	0	0	0	0	0	0
	2005	0	0	0	0	0	0	0	0

James Young	2007	10,000	0	0	0	0	0	0	10,000
Treasurer, Principal	2006	0	0	0	0	0	0	0	0
Financial Officer	2005	0	0	0	0	0	0	0	0

Roula Jarjour	2007	0	0	0	0	0	0	0	0
Secretary	2006	0	0	0	0	0	0	0	0
	2005	0	0	0	0	0	0	0	0

     We have entered into employment contracts with Antoine Jarjour, our president, David Cuthbert, our vice president, and James Young, our treasurer.

     Under Mr. Jarjour’s employment agreement, we are obligated to pay Mr. Jarjour a salary of $4,500 per month which commenced on March 1, 2007. This agreement may be terminated by either party upon thirty days written notice to the other. Currently, we are in default under the terms of this employment agreement and are indebted to Mr. Jarjour in the sum of $58,500 through March 31, 2008.

     Under Mr. Cuthbert’s employment agreement, we are obligated to pay Mr. Cuthbert a salary of $3,000 per month which commenced on March 1, 2007. This agreement may be terminated by either party upon thirty days written notice to the other. Currently, we are in default under the terms of this employment agreement and are indebted to Mr. Cuthbert in the sum of $39,000 through March 31, 2008.

     Under Mr. Young’s employment agreement, we are obligated to pay Mr. Young a salary of $1,000 per month which commenced on March 1, 2007. This agreement may be terminated by either party upon thirty days written notice to the other. Currently, we are in default under the terms of this employment agreement and are indebted to Mr. Young in the sum of $13,000 through March 31, 2008.

     The following table sets forth information with respect to compensation paid by us to our directors during the last completed fiscal year. Our fiscal year end is December 31.

DIRECTOR’S COMPENSATION TABLE

	Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Antoine Jarjour	2007	0	0	0	0	0	0

Roula Jarjour	2007	0	0	0	0	0	0

David Cuthbert	2007	0	0	0	0	0	0

James Young	2007	0	0	0	0	0	0

Richard Dagg	2007	0	0	0	0	0	0

Charles Carafoli	2007	0	0	0	0	0	0

Gaby Khoury	2007	0	0	0	0	0	0

     All compensation received by our officers and directors has been disclosed.

     There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

     We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

     Our directors do not receive any compensation for serving as a member of the board of directors.

Indemnification

     Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Washington.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Washington law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL AND SELLING STOCKHOLDERS

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Number of
			Shares After	Percentage of
	Number of	Percentage of	Offering	Ownership After
	Shares	Ownership	Assuming all of	the Offering
Name and Address	Before the	Before the	the Shares are	Assuming all of the
Beneficial Owner [1]	Offering	Offering	Sold	Shares are Sold
Antoine Jarjour [1]	5,000,000	42.97%	4,900,000	42.11%
4017 Colby Avenue
Everett, Washington 98201

Roula Jarjour [1]	0	0.00%	0	0.00%
4017 Colby Avenue
Everett, Washington 98201

David Cuthbert	3,000,000	25.78%	2,900,000	24.92%
4017 Colby Avenue
Everett, Washington 98201

James Young	100,000	0.86%	50,000	0.43%
4017 Colby Avenue
Everett, Washington 98201

Richard Dagg	100,000	0.86%	50,000	0.43%
4017 Colby Avenue
Everett, Washington 98201

Charles Carafoli	1,040,000	8.94%	940,000	8.08%
4017 Colby Avenue
Everett, Washington 98201

Gaby Khoury	12,000	0.10%	6,000	0.05%
4017 Colby Avenue
Everett, Washington 98201

All officers and directors as	9,252,000	79.51%	8,846,000	76.02%
a group (7 persons)

[1]	Antoine Jarjour and Roula Jarjour are husband and wife and jointly own 5,000,000 shares of common stock

     The foregoing individuals are our officers and directors and are our only promoters.

Changes in Control

     There are no arrangements which may result in a change of control of The GNS Group Inc. There are no known persons that may assume control of us after the offering.

Securities authorized for issuance under equity compensation plans

     We have no equity compensation plans.

Selling Shareholders

     The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares.

				Percentage of shares
				owned after the
	Total number of	Percentage of	Number of	offering assuming all of
	shares owned	shares owned	shares being	the share are sold in the
	prior to offering	prior to offering	offered	offering
Name
Barbara Arnesen	4,000	0.03%	4,000	0.00%
Michael Barbieri	10,000	0.09%	10,000	0.00%
Paul Barry	20,000	0.17%	20,000	0.00%
Walter K. Belcher	20,000	0.17%	20,000	0.00%
Walford Blanchette	40,000	0.34%	40,000	0.00%
Margaret M. Bleher	20,000	0.17%	20,000	0.00%
James F. Brady	4,000	0.03%	4,000	0.00%
Clyde A. Brini	40,000	0.34%	40,000	0.00%
Charles D. Carafoli	50,000	0.43%	50,000	0.00%
Charles E. Carafoli [1]	1,040,000	8.94%	100,000	8.08%
Curt Carafoli	10,000	0.09%	10,000	0.00%
David Cuthbert [1]	3,000,000	25.87%	100,000	24.92%
Richard L. Dagg [1]	100,000	0.86%	50,000	0.43%
Nicholas G. Detrani	10,000	0.09%	10,000	0.00%
Denise A. Dupuis	10,000	0.09%	10,000	0.00%
Everett Fallon	20,000	0.17%	20,000	0.00%
Ronald E. Frazier	10,000	0.09%	10,000	0.00%
Dennis B. Furtado	10,000	0.09%	10,000	0.00%
Pierre J. Gabriel	8,000	0.07%	8,000	0.00%
Nancy Gibbons	10,000	0.09%	10,000	0.00%
Robert P. Glynn	20,000	0.17%	20,000	0.00%
Gerald Goulston	10,000	0.09%	10,000	0.00%
Halim Hanna	20,000	0.17%	20,000	0.00%
Moira E. Holmes	8,000	0.07%	8,000	0.00%
Jeffrey S. Humphrey	25,000	0.21%	25,000	0.00%
Antoine & Roula Jarjour [1]	5,000,000	42.97%	100,000	42.11%
Diaa Jarjour	1,000,000	8.59%	1,000,000	0.00%
Salim Jarrouge	8,000	0.07%	8,000	0.00%
Philip Jones	10,000	0.09%	10,000	0.00%
Gaby Khoury [1]	12,000	0.10%	6,000	0.05%
Sami Khoury	8,000	0.07%	8,000	0.00%
Soohad Khoury	100,000	0.86%	100,000	0.00%
James D. Kimball	10,000	0.09%	10,000	0.00%
Karin Manfredi	10,000	0.09%	10,000	0.00%
Katherine E. Manfredi	10,000	0.09%	10,000	0.00%
Michael R. McCulley	40,000	0.34%	40,000	0.00%
David Mills	10,000	0.09%	10,000	0.00%
Ralph Oehme	10,000	0.09%	10,000	0.00%
Philip J. & Lisa M. O'Hanley	4,000	0.03%	4,000	0.00%
Robert Olson	10,000	0.09%	10,000	0.00%
Charlene Picard	10,000	0.09%	10,000	0.00%
Ping Yau Chau	200,000	1.72%	200,000	0.00%
Joseph Polvere	10,000	0.09%	10,000	0.00%
Eman Rabah	100,000	0.86%	100,000	0.00%

David R. Roderick	12,000	0.10%	12,000	0.00%
Roger Roessel	10,000	0.09%	10,000	0.00%
Russell J. & Faith M. Romboldi	10,000	0.09%	10,000	0.00%
Matthew C. Romboldi	4,000	0.03%	4,000	0.00%
Russell J. Romboldi, Jr.	4,000	0.03%	4,000	0.00%
Robert D., Jr.& Penelope Sampson	100,000	0.86%	100,000	0.00%
Ayham Shneker	20,000	0.17%	20,000	0.00%
Michael E. Sousa	10,000	0.09%	10,000	0.00%
Charles Tardanico	200,000	1.72%	200,000	0.00%
Hani Tobia	36,000	0.31%	36,000	0.00%
Jeffrey R. Viella	40,000	0.34%	40,000	0.00%
Sam Viscariello	10,000	0.09%	10,000	0.00%
Jim Young [1]	100,000	0.86%	50,000	0.43%

TOTALS	11,637,000	100.00%	2,791,000	76.02%

[1]	These persons are officers or directors and may be deemed underwriters.

     None of the selling shareholders are a broker/dealer or an affiliate of a broker/dealer.

     Between January and July 2007 we issued 9,252,000 shares of common stock to 7 persons who are our officers and directors in consideration of $82,845. The seven persons are Antoine Jarjour, Roula Jarjour, David Cuthbert, James Young, Richard Dagg, Charles Carafoli, and Gaby Khoury. The shares of common stock were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933 which exempts transactions by an issuer not involving a public offering. The shares were sold in private transactions. Each purchaser is a sophisticated investor and was furnished the same information that could have been found in a Form S-1 registration statement. Each person is familiar with our business and is capable of reading and understanding the information furnished.

     Between May 2007 and May 2008 we completed a private placement of 2,385,000 shares of common stock to 50 persons in consideration of $219,127. The shares were issued as restricted securities pursuant to the exemption from registration contained in Regulation 504 of the Securities Act of 1933 in that a Form D was filed with the Securities and Exchange Commission; and, each purchaser was solicited by our officers and directors; each purchaser executed a subscription agreement.

Future sales by existing stockholders

     A total of 9,252,000 shares of common stock were issued to officers and directors, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. 406,000 of the 9,252,000 shares are being registered for resale in this offering. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

     Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

     There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There are 57 holders of record for our common stock. The record holders are seven officers and directors and 50 shareholders who collectively own 11,637,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 75,000,000 shares of common stock with no par value per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

     All shares of common stock now outstanding are fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Washington for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, our directors will own approximately 76.02% of our outstanding shares.

Cash dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred stock

     We are authorized to issue 5,000,000 shares of preferred stock with no par value per share. The term of the preferred shares is at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-takeover provisions

     There are no Washington anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

     Stalt, Inc., 671 Oak Grove Avenue, Suite C, Menlo Park, California 94025 will be our stock transfer agent. Phone number is 650-321-7111.

CERTAIN TRANSACTIONS

     Between January and December 2007 we issued 9,252,000 shares of common stock to 7 persons who are our officers and directors in consideration of $82,845. The shares of common stock were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933 which exempts transactions by an issuer not involving a public offering. The shares were sold in private transactions. Each purchaser is a sophisticated investor and was furnished the same information that could have been found in a Form S-1 registration statement. Each person is familiar with our business and is capable of reading and understanding the information furnished.

     Our offices are located at 4017 Colby Avenue, Everett, Washington 98201. We lease this office space from the GNS Family Partnership, LLC, pursuant to written lease. The GNS Family Partnership LLC is owned by Antoine and Roula Jarjour. Antoine Jarjour is the managing partner. The term of our lease is from July 6, 2006 to July 5, 2009. The monthly rental is $4,000.00 per month.

     We have entered into employment contracts with Antoine Jarjour, our president, David Cuthbert, our vice president, and James Young, our treasurer.

     Under Mr. Jarjour’s employment agreement, we are obligated to pay Mr. Jarjour a salary of $4,500 per month which commenced on March 1, 2007. This agreement may be terminated by either party upon thirty days written notice to the other. Currently, we are in default under the terms of this employment agreement and are indebted to Mr. Jarjour in the sum of $58,500 through March 31, 2008.

     Under Mr. Cuthbert’s employment agreement, we are obligated to pay Mr. Cuthbert a salary of $3,000 per month which commenced on March 1, 2007. This agreement may be terminated by either party upon thirty days written notice to the other. Currently, we are in default under the terms of this employment agreement and are indebted to Mr. Cuthbert in the sum of $39,000 through March 31, 2008.

     Under Mr. Young’s employment agreement, we are obligated to pay Mr. Young a salary of $1,000 per month which commenced on March 1, 2007. This agreement may be terminated by either party upon thirty days written notice to the other. Currently, we are in default under the terms of this employment agreement and are indebted to Mr. Young in the sum of $13,000 through March 31, 2008.

LITIGATION

     We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

     Our financial statements for the fiscal years ended December 31, 2007 and 2006 included in this prospectus have been audited by have been audited by Malone & Bailey, P.C., Independent Registered Public Accounting Firm, 2925 Briarpark, Suite 930, Houston, Texas 77042, telephone (713) 343-4200 as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

     The Law Office of Conrad C. Lysiak, P.S., 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 has opined on the legality of the shares being offered in this prospectus.

FINANCIAL STATEMENTS

     Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm of Certified Public Accountants.

     Unaudited statements for the three months ended March 31, 2008 and audited financial statements for the periods ended December 31, 2007 and 2006 immediately follow:

The GNS Group Inc.
Balance Sheets
(unaudited)

	March 31,	December 31,
	2008	2007
	$	$
Assets

Current Assets

Cash and cash equivalents	12,566	9,078
Accounts receivable	30,568
Subscriptions receivable	-	3,872
Other current assets	8,000	-

Total Current Assets	51,134	12,950

Liabilities and Stockholders' Deficit

Current Liabilities

Accounts payable and accrued liabilities	142,936	145,328
Accounts payable - related parties	49,798	53,222

Total Liabilities	192,734	198,550

Stockholders' Deficit

Preferred Stock, authorized: 5,000,000 shares, no par value; none issued	-	-

Common Stock, authorized: 75,000,000 shares, no par value; issued and outstanding
11,585,000 and 11,165,000 respectively	-	-

Additional Paid-in Capital	334,622	274,622

Accumulated Deficit	(476,222)	(460,222)

Total Stockholders’ Deficit	(141,600)	(185,600)

Total Liabilities and Stockholders’ Deficit	51,134	12,950

The accompanying notes are an integral part of these financial statements.

The GNS Group Inc
Statements of Operations
Three Months Ended March 31, 2008 and 2007
(unaudited)
	2008	2007
	$	$

Revenue	54,149	-

Cost of revenues	107	9,205

Gross profit (loss)	54,042	(9,205)

Expenses

Selling, general and administrative	68,852	22,512

Loss before the following:	(14,810)	(31,717)

Interest expense	1,190	51

Net loss	(16,000)	(31,768)

Net Loss Per Share – Basic and Diluted	(0.00)	(0.00)

Weighted Average Shares Outstanding	11,403,242	-

The accompanying notes are an integral part of these financial statements.

The GNS Group Inc.
Statements of Cash Flows
Three Months Ended March 31, 2008 and 2007
(unaudited)
	2008	2007
	$	$

Cash Flows From Operating Activities
Net loss	(16,000)	(31,768)

Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts receivable	(30,568)	-
Other current assets	(8,000)	-
Accounts payable and accrued liabilities	(2,392)	8,551
Accounts payable - related parties	4,000	12,000

Net Cash Used in Operating Activities	(52,960)	(11,217)

Cash Flows from Financing Activities
Proceeds from stock sales	63,872	-
Advances from officers, net	(7,424)	1,247
Capital Contributions	-	9,970

Net Cash Provided By Financing Activities	56,448	11,217

Increase in Cash and Cash Equivalents	3,488	-

Cash and Cash Equivalents, beginning	9,078	-

Cash and Cash Equivalents, end	12,566	-

Supplemental Disclosures

Cash paid for taxes	-	-
Cash paid for interest	-	-

Non-Cash Financing and Investing Activities

Common stock issued for subscriptions receivable	-	3,872

The accompanying notes are an integral part of these financial statements.

The GNS Group, Inc.
Notes to the Financial Statements
(unaudited)

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of The GNS Group, Inc. (“GNS”), have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in GNS’s Annual Report contained elsewhere in this document. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which substantially duplicate the disclosure contained in the audited financial statements for fiscal 2007 as reported elsewhere in the document have been omitted.

NOTE 2 – GOING CONCERN

As shown in the accompanying financial statements, GNS has incurred net losses for the period ended March 31, 2008. In addition, GNS has an accumulated deficit and a working capital deficit as of March 31, 2008. These conditions raise substantial doubt as to our ability to continue as a going concern. In response to these conditions, GNS may raise additional capital through the sale of equity securities. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

NOTE 3 – EQUITY

During the first quarter of 2008, GNS issued 420,000 shares of common stock for $60,000. In addition, GNS collected $3,872 for outstanding subscriptions receivable.

NOTE 4 - SUBSEQUENT EVENTS

After the first quarter of 2008, GNS issued 52,000 shares of common stock for $13,000.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board Directors
The GNS Group, Inc.
Everett, WA

We have audited the accompanying balance sheets of The GNS Group, Inc. (“GNS”) as of December 31, 2007 and 2006 and the related statements of operations, cash flows, and stockholders’ deficit for the year ended December 31, 2007 and for the period from July 6, 2006 (inception) to December 31, 2006. These financial statements are the responsibility of GNS's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. GNS is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of GNS’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GNS as of December 31, 2007 and 2006 and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that GNS will continue as a going concern. As discussed in Note 3 to the financial statements, GNS has incurred net losses since inception, has an accumulated deficit and a working capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONE & BAILEY, PC

www.malone-bailey.com
Houston, TX
May 21, 2008

The GNS Group Inc.
Balance Sheets
December 31, 2007 and 2006

	2007	2006
	$	$
Assets
Current Assets
Cash and cash equivalents	9,078	-
Subscriptions receivable	3,872	-
Total Current Assets	12,950	-

Liabilities and Stockholders' Deficit
Current Liabilities
Accounts payable and accrued liabilities	145,328	-
Accounts payable - related parties	53,222	56,988

Total Liabilities	198,550	56,988
Stockholders' Deficit
Preferred Stock , authorized: 5,000,000 shares, no par value; none issued	-	-
Common Stock , authorized: 75,000,000 shares, no par value; issued and outstanding
11,165,000 and 0, respectively	-	-
Additional Paid-in Capital	274,622	38,865
Accumulated deficit	(460,222)	(95,853)

Total Stockholders’ Deficit	(185,600)	(56,988)
Total Liabilities and Stockholders’ Deficit	12,950	-

The accompanying notes are an integral part of these financial statements.

The GNS Group Inc
Statements of Operations
For the Year Ended December 31, 2007 and
the period from July 6, 2006 (inception) to December 31, 2006

	2007	2006
	$	$

Revenue	68,030	-

Cost of revenues	102,926	14,803

Gross loss	(34,896)	(14,803)

Expenses
Selling, general and administrative	326,061	81,050

Loss before the following:	(360,957)	(95,853)

Interest expense	3,412	-

Net loss	(364,369)	(95,853)

Net Loss Per Share – Basic and Diluted	6,876,071	0.00

Weighted Average Shares Outstanding	(0.05)	-

The accompanying notes are an integral part of these financial statements.

The GNS Group Inc.
Statements of Cash Flows
For the Year Ended December 31, 2007 and
the period from July 6, 2006 (inception) to December 31, 2006

	2007	2006
	$	$
Cash Flows From Operating Activities
Net loss	(364,369)	(95,853)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	145,328	-
Accounts payable - related parties	6,000	23,226
Net Cash Used in Operating Activities	(213,041)	(72,627)
Cash Flows from Financing Activities
Proceeds from stock sales	225,100	-
Advances from officers, net	(9,766)	33,762
Capital Contributions	6,785	38,865
Net Cash Provided By Financing Activities	222,119	72,627
Increase in Cash and Cash Equivalents	9,078
Cash and Cash Equivalents, beginning	-	-
Cash and Cash Equivalents, end	9,078	-

Supplemental Disclosures
Cash paid for taxes	-	-
Cash paid for interest	-	-

Non-Cash Financing and Investing Activities
Common stock issued for subscriptions receivable	3,872	-

The accompanying notes are an integral part of these financial statements.

The GNS Group Inc.
Statement of Stockholders’ Deficit
For the Year Ended December 31, 2007 and
the period from July 6, 2006 (inception) to December 31, 2006

					Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Stock	Amount	Stock	Amount	Capital	Deficit	Total
	#	$	#	$	$	$	$

Balance – July 6, 2006 (inception)	-	-	-	-	-	-	-

Capital Contributions	-	-	-	-	38,865	-	38,865

Net loss	-	-	-	-	-	(95,853)	(95,853)

Balance – December 31, 2006	-	-	-	-	38,865	(95,853)	(56,988)

Stock sold for cash	-	-	11,165,000	-	228,972	-	228,972

Capital Contributions	-	-	-	-	6,785	-	6,785

Net loss	-	-	-	-	-	(364,369)	(364,369)

Balance – December 31, 2007	-	-	11,165,000	-	274,622	(460,222)	(185,600)

The accompanying notes are an integral part of these financial statements.

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

The GNS Group, Inc. (“GNS”) was incorporated under the laws of the State of Washington on July 6, 2006, with an authorized capital of 100,000 common shares with no par value. On February 28, 2007 the articles of incorporation was amended to authorize GNS to issue 5,000,000 shares of preferred stock of no par value and 75,000,000 shares of common stock of no par value. GNS’s principle place of business is located at 4017 Colby Ave, Everett, Washington 98201.

The GNS Group’s primary business is the selling of quality products that cater to the hospitality industry, such as conference and banquet room furniture. GNS also targets patio and pool furniture markets. The products of The GNS Group are manufactured by Intermetal, LTD located in Dubai, UAE.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States necessarily requires management to make estimates and assumptions that affect the amounts reported in the financial statements. We regularly evaluate estimates and judgments based on historical experience and other relevant facts and circumstances. Actual results could differ from those estimates.

Revenue Recognition

GNS sells its product through agents located throughout the United States and Canada with a deposit requirement upon the placement of a purchase order.

Revenue is recognized at the time of payment upon which the product is delivered.

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash on deposit or cash investments purchased that are readily convertible into cash and purchased with original maturities of three months or less.

Advertising and Market Development

GNS expenses advertising and market development costs as incurred. GNS recorded $45,902 and $16,472 of advertising and market development costs for the years ended December 31, 2007 and 2006, respectively.

Software and Website Development Costs

The costs of computer software developed or obtained for internal use, during the preliminary project phase, as defined under AICPA Statement of Position 98-1 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”, are expensed as incurred. The costs of website development, during the planning stage, as defined under Emerging Issues Task Force (“EITF”) No. 00-2 “Accounting for Web Site Development Costs,” are also expensed as incurred.

Computer software and website development costs incurred during the application and infrastructure development stage, including external direct costs of materials and services consumed in developing the software, creating graphics and website content, payroll and interest costs are capitalized and amortized over the estimated useful life, beginning when the software is ready for use and after all substantial testing is completed and the website is operational. Costs incurred when the website and related software are in the operating stage will be expensed as incurred.

Income Taxes

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

We have net operating loss carry forwards available to reduce future taxable income. Future tax benefits for these net operating loss carry forwards are recognized to the extent that realization of these benefits is considered more likely than not. To the extent that we will not realize a future tax benefit, a valuation allowance is established.

Basic and diluted net loss per share

Basic loss per share is computed using the weighted average number of shares of common stock outstanding during each period. Diluted loss per share includes the dilutive effects of common stock equivalents on an “as if converted” basis. Basic and diluted loss per share are the same due to the absence of common stock equivalents.

Concentration of Credit Risk

GNS maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. GNS has not experienced any losses in such accounts and believes it is not exposed to any significant risk.

Recent Accounting Pronouncements

GNS does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

NOTE 3 – GOING CONCERN

As shown in the accompanying financial statements, GNS has incurred net losses for the year ended December 31, 2007 and the period from July 6, 2006 (inception) to December 31, 2006. In addition, GNS has an accumulated deficit and a working capital deficit as of December 31, 2007. These conditions raise substantial doubt as to our ability to continue as a going concern. In response to these conditions, GNS may raise additional capital through the sale of equity securities. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

NOTE 4 – RELATED PARTY TRANSACTIONS

GNS rents office space from the GNS Family Partnership, LLC for a term of three years beginning July 6, 2006 and ending July 5, 2009 for $4,000 per month. During the year ending December 31, 2007 and 2006, GNS incurred rent of $48,000 and $23,225.

The following is a schedule by year of future minimum rental payments required under the operating lease agreement:

Year Ending
December 31	Amount

2008	$48,000

2009	24,775

2010	-

2011	-

2012	-

Thereafter	-

$72,775

Two directors were owed $23,996 and $33,762 as of December 31, 2007 and 2006, respectively, for funds advances to assist GNS in its operation. This advance is non-interest bearing and due on demand.

GNS has employment agreements with three of its executive officers, the terms of which remain in effect until terminated by GNS or the executive officer. Such agreements provide for minimum salary levels, ranging from $1,000 per month to $4,500 per month, plus reimbursement of reasonable travel expenses. GNS accrued compensation of $85,000 and $0 for officers and key employees during the year ended December 31, 2007 and the period ended December 31, 2006, respectively.

NOTE 5 – EQUITY

During 2007 and 2006, an officer of GNS contributed $6,785 and $38,865 to paid in capital.

During 2007, GNS sold 11,165,000 shares of common stock to investors for total proceeds of $228,972. As of December 31, 2007, $225,100 of the proceeds has been collected and the remaining $3,872 has been recorded as a subscription receivable. The subscription receivable was collected during the first quarter of 2008.

NOTE 6 - INCOME TAXES

GNS uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During 2007, GNS incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately 460,000 at December 31, 2007, and will expire in the year 2027.

At December 31, 2007, deferred tax assets consisted of the following:

Deferred tax assets
Net operating losses	$156,475
Less: valuation allowance	$(156,475)

Net deferred tax asset	$-

NOTE 7 – MAJOR CUSTOMERS & VENDORS

In 2007, of 100% revenues were from two customers and 100% of purchases were from one vendor.

NOTE 8 – COMMITMENTS

During 2007, GNS entered into a sales agreement whereby GNS pays a commission of 10% to an agent for sales in various states; additionally, the agent will be paid a consulting retainer of $600 per week (not to exceed $2,000 annually) plus reimbursable expenses.

During 2007, GNS entered into a sales marketing and management contract with an unrelated party to pay $2,000 per month with a 2% sales commission for sales from June 2007 through November 2007 to be paid in the form of GNS stock; the contract can be re-negotiated after November 2007.

NOTE 9 – SUBSEQUENT EVENTS

During the first quarter of 2008, GNS issued 420,000 shares of common stock for $60,000.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$10.37
Printing Expenses	200.00
Accounting Fees and Expenses	9,089.63
Legal Fees and Expenses	25,000.00
Blue Sky Fees/Expenses	500.00
Transfer Agent Fees	200.00
TOTAL	$35,000.00

ITEM 14.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article X of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

2. Revised Code of Washington 23B.08.500 -23B.08.590.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 15.      RECENT SALES OF UNREGISTERED SECURITIES.

     Between January and December 2007 we issued 9,252,000 shares of common stock to 7 persons who are our officers and directors in consideration of $82,845. The shares of common stock were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933 which exempts transactions by an issuer not involving a public offering. The shares were sold in private transactions. Each purchaser is a sophisticated investor and was furnished the same information that could have been found in a Form S-1 registration statement. Each person is familiar with our business and is capable of reading and understanding the information furnished.

     Between May 2007 and May 2008 we completed a private placement of 2,385,000 shares of common stock to 50 persons in consideration of $219,127. The shares were issued as restricted securities pursuant to the exemption from registration contained in Regulation 504 of the Securities Act of 1933 in that a Form D was filed with the Securities and Exchange Commission; and, each purchaser was solicited by our officers and directors; each purchaser executed a subscription agreement.

ITEM 16.      EXHIBITS.

     The following documents are filed with this Form S-1 registration statement:

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Amended Articles of Incorporation
3.3	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of Conrad C. Lysiak, Attorney at Law.
10.1	Office lease with GNS Family Partnership, LLC
10.2	Employment Agreement with Antoine Jarjour
10.3	Employment Agreement with David Cuthbert
10.4	Employment Agreement with James Young
23.1	Consent of Malone & Bailey, P.C. Independent Public Accounting Firm.
23.2	Consent of The Law Office of Conrad C. Lysiak, P.S.

ITEM 17.      UNDERTAKINGS.

A.      The undersigned Registrant hereby undertakes:

          (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                    (a) include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (b) reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

               (c)      include any additional or changed material information with respect to the plan of distribution.

     (2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4)      To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (5)      For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

     (6)      For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7)      For the purpose of determining liability under the Securities Act to any purchaser:

               Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (8)      For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (a)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

               (b)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

               (c)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

               (d)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.      To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.      The undersigned Registrant hereby undertakes that:

          (1)      For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)      For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Form S-1 and has duly caused this Registration Statement thereto to be signed on its behalf by the undersigned, thereunto duly authorized on this 11th day of July 2008.

THE GNS GROUP INC.

BY:	ANTOINE JARJOUR
Antoine Jarjour
President, Principal Executive Officer

BY:	JAMES YOUNG
James Young
Treasurer, Principal Financial Officer, Principal
Accounting Officer

     Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons:

Signature	Title	Date

ANTOINE JARJOUR	Director	July 11, 2008
Antoine Jarjour

ROULA JARJOUR	Director	July 11, 2008
Roula Jarjour

DAVID CUTHBERT	Director	July 11, 2008
David Cuthbert

JAMES YOUNG	Director	July 11, 2008
James Young

RICHARD DAGG	Director	July 11, 2008
Richard Dagg

CHARLES CARAFOLI	Director	July 11, 2008
Charles Carafoli

GABY KHOURY	Director	July 11, 2008
Gaby Khoury

EXHIBIT INDEX

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Amended Articles of Incorporation
3.3	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of Conrad C. Lysiak, Attorney at Law.
10.1	Office lease with GNS Family Partnership, LLC
10.2	Employment Agreement with Antoine Jarjour
10.3	Employment Agreement with David Cuthbert
10.4	Employment Agreement with James Young
23.1	Consent of Malone & Bailey, P.C. Independent Public Accounting Firm.
23.2	Consent of The Law Office of Conrad C. Lysiak, P.S.